UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

January 19, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 2, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to purchase a corporate entity that owns and operates the Louisville, Kentucky night club known as PT’s Showclub and purchase the limited partnership that holds the management contract on the operations of the club. VCG entered into an agreement for the purchase of 100% of the common stock of Kentucky Restaurant Concepts, Inc. that holds the licenses and operates the nightclub. The agreement included a provision that the transaction could not be complete until approval for the transfer of the liquor license was received from the Commonwealth of Kentucky. On January 19, 2007 VCG received it’s A.B.C. license from Kentucky and finalized the transaction as of January 19, 2007. The terms of the transaction are as follows: 1) Kentucky Restaurant Concepts, Inc. owned by VCG’s CEO and Chairman Troy H. Lowrie was purchase for $300,000 in cash; 2) Kentucky Restaurant Concepts, Inc. is the general partner of Restaurant Concepts of Kentucky LP that owns the management contract on the operations of the club and VCG purchased the entire limited partnership for 800,000 shares of restricted common stock. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction and approved it at the January 18, 2007 board meeting. Copies of both Agreements are filed as Exhibits 10.31 and 10.32 incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On January 1, 2007, Lowrie Management LLLP,, a Colorado limited liability limited partnership (the “Landlord”) and Kentucky Restaurant Concepts, LP, entered into a twenty-five-year lease agreement for certain premises, including land, in Louisville, Kentucky for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is a related third party. The Landlord will lease the premises to the Buyer in consideration for $90,000 per annum (or $7,500 per month) during the first five years of the Lease, $105,000 per annum (or $8,750 per month) during the second five years on the Lease, $120,000 per annum (or $10,000 per month) during the third five years on the Lease, $135,000 per annum (or $11,250 per month) during the forth five years on the Lease, and $150,000 per annum (or $12,500 per month) during the last five years on the Lease. The Lease contains other terms and provisions which are customary for the agreement of this nature. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Lease and by its nature is incomplete. It is qualified in the entirety by the text of the Lease, a copy of which is filed as Exhibit 10.33 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Lease attached hereto.

Section 8 - Other Events

Item 8.01 Other Events

On January 4, 2007, the Company issued a press release announcing the agreement for the purchase of the club and management contract. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after January 19, 2007.

(b) Pro forma financial information.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under Item 1 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after January 19, 2007.

(d)	Exhibit No.	Exhibit Title.
	Exhibit 10.31	Purchase Agreement for Kentucky Restaurant Concepts, Inc. dated January 2, 2007.

	Exhibit 10.32	Purchase Agreement for Restaurant Concepts of Kentucky, LP. dated January 2, 2007.

	Exhibit 10.33	Lease Agreement dated January 1, 2007.

	Exhibit 99.1	Press Release dated January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: January 23, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer